                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              Old National Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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







                          [OLD NATIONAL BANCORP LOGO]




                                   NOTICE OF
                               ANNUAL MEETING AND
                                PROXY STATEMENT




                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 2000

                              OLD NATIONAL BANCORP

                                420 MAIN STREET

                           EVANSVILLE, INDIANA 47708

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

    Notice is hereby given that the Annual Meeting of Shareholders of OLD NATIONAL BANCORP (the "Company") will be held on Thursday, April 20, 2000 at 10:30 a.m., Evansville time, at The Centre, 715 Locust Street, Evansville, Indiana.

The Annual Meeting will be held for the following purposes:

1. ELECTION OF DIRECTORS. Election of a Board of Directors consisting of sixteen Directors to serve for the ensuing year.

2. INCREASE AUTHORIZED SHARES. Approval of the Amendment to Article V of the Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 75,000,000 to 150,000,000.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. Ratification of the appointment of PricewaterhouseCoopers LLP, as independent public accountants of the Company and its affiliates for the fiscal year ending December 31, 2000.

4. OTHER BUSINESS. Such other matters as may properly come before the meeting or any adjournments thereof.

    Shareholders of record at the close of business on February 14, 2000, are entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors

                                            Jeffrey L. Knight
                                            Corporate Secretary
March 14, 2000

                                   IMPORTANT

PLEASE MAIL YOUR PROXY PROMPTLY. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              OLD NATIONAL BANCORP
                                420 MAIN STREET
                           EVANSVILLE, INDIANA 47708

                                PROXY STATEMENT

    This Proxy Statement is furnished to the Shareholders of Old National Bancorp (the "Company") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 20, 2000 at 10:30 a.m., Evansville time, at The Centre, 715 Locust Street, Evansville, Indiana, and at any and all adjournments or postponements of such meeting. A Notice of Annual Meeting of Shareholders and form of Proxy accompany this Proxy Statement.

    Any Shareholder giving a Proxy has the right to revoke it in person at the meeting or by a written notice delivered to the Corporate Secretary of the Company, P.O. Box 718, Evansville, Indiana 47705-0718, at any time before such Proxy is exercised. All Proxies will be voted in accordance with the directions of the Shareholder giving such Proxy. To the extent no directions are given, Proxies will be voted "FOR" the election of the persons named as nominees in the Proxy Statement as Directors of the Company, "FOR" approval of the amendment to the Company's Articles of Incorporation discussed herein and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company and its affiliates for the fiscal year ending December 31, 2000. With respect to such other matters that may properly come before the Annual Meeting, it is the intention of the persons named as Proxies to vote in accordance with their best judgment.

    The complete mailing address of the principal executive office of the Company is Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718. The approximate date on which this Proxy Statement and form of Proxy for the 2000 Annual Meeting of Shareholders are first being sent or given to Shareholders of the Company is March 14, 2000.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    Only Shareholders of the Company of record at the close of business on February 14, 2000, will be eligible to vote at the Annual Meeting or at any adjournment or postponements thereof.

    The voting securities of the Company entitled to be voted at the Annual Meeting consist only of common stock, without par value, of which 46,832,593 shares were issued and outstanding on the record date of February 14, 2000. All references in this Proxy Statement to shares of common stock of the Company on the record date have been adjusted to include the shares of common stock issued on January 28, 2000, in connection with the Company's 5% stock dividend and also include the shares of common stock issued on May 24, 1999 in connection with the Company's 3 for 2 stock split. The Company has no other class of stock that is outstanding. Each Shareholder of record on the record date will be entitled to one vote for each share of common stock registered in the Shareholder's name.

    As of February 14, 2000, to the knowledge of the Company, no person or firm other than the Company beneficially owned more than 5% of the common stock of the Company outstanding on that date. As of February 14, 2000, no individual director, nominee, or officer beneficially owned more than 5% of the common stock of the Company outstanding.

    As of February 14, 2000, to the knowledge of the Company, only the Company beneficially owned more than 5% of the outstanding common stock of the Company. The Company owned 6,148,561 shares of common stock of the Company which constituted 13.13% of the outstanding common stock of the Company on that date. These shares are held in various fiduciary capacities through the Company's wholly-owned trust companies. Neither the Company, nor any of its subsidiaries or affiliates, has voting authority as to any of the shares of common stock of the Company beneficially owned by it, except as may be provided by law with respect to the shares held by the Employee Stock Ownership Plan. (See "Executive Compensation and Other Information-Employee Stock Ownership Plan" on pages 15 and 16 of this Proxy Statement.) Of the 5,396,000 shares as to which the Company, through its subsidiaries and affiliates, has investment authority, it has sole investment authority as to all of the shares.

                         ITEM 1. ELECTION OF DIRECTORS

    The first item to be acted upon at the Annual Meeting of Shareholders will be the election of sixteen Directors to the Board of Directors of the Company. Each of the persons elected will serve a term of office for one year or until the election and qualification of his or her successor.

    If any Director nominee named in this Proxy Statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), the persons named as Proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors, if the Board determines to fill such nominee's position. Unless authorization is withheld, the enclosed Proxy, when properly signed and returned, will be voted "FOR" the election as Directors of all of the nominees listed in this Proxy Statement.

    Pages four through six contain the following information regarding each Director nominee of the Company: name; principal occupation or business experience for the last five years (for principal occupation for the last five years of Directors who are also Executive Officers, see page seven); age; the year in which the nominee first became a Director of the Company; the number of shares of common stock of the Company beneficially owned by the nominee as of February 14, 2000; and the percentage that the shares beneficially owned represent of the total outstanding shares of the Company as of February 14, 2000. The number of shares of common stock of the Company shown as being beneficially owned by each Director nominee includes those over which he or she has either sole or shared voting or investment power.


[DAVID L. BARNING                       [RICHARD J. BOND
PHOTO]                                  PHOTO]
DAVID L. BARNING                        RICHARD J. BOND
- CHAIRMAN, OHIO                        -COMMUNITY CHAIRMAN,
 VALLEY WIRELESS                         OLD NATIONAL BANK,
 (Cable TV and                           VINCENNES, INDIANA
 Internet Services)                     - Age 66
- Age 66                                - Director since
- Director since                        1989
1982                                    - 79,610 shares
- 234,718 shares                          beneficially owned
  beneficially owned                    - Owns .17% of
- Owns .50% of                            outstanding shares
  outstanding shares

[ALAN W. BRAUN                          [WAYNE A. DAVIDSON
PHOTO]                                  PHOTO]
ALAN W. BRAUN                           WAYNE A. DAVIDSON
-PRESIDENT,                             - RETIRED
 INDUSTRIAL                             - Age 68
 CONTRACTORS, INC.                      - Director since
 (Construction)                         1993
- Age 55                                - 33,820 shares
- Director since                          beneficially owned
1988                                    - Owns .07% of
- 108,567 shares                          outstanding shares
  beneficially owned
- Owns .23% of
  outstanding shares


[LARRY E. DUNIGAN     [DAVID E. ECKERLE     [ANDREW E. GOEBEL
PHOTO]                PHOTO]                PHOTO]
LARRY E. DUNIGAN      DAVID E. ECKERLE      ANDREW E. GOEBEL
- CHIEF EXECUTIVE     -COMMUNITY CHAIRMAN,  - PRESIDENT & CEO,
  OFFICER, HOLIDAY      OLD NATIONAL BANK,    SOUTHERN INDIANA
  MANAGEMENT COMPANY    JASPER, INDIANA       GAS & ELECTRIC
  (Long Distance      - Age 56                COMPANY (Utility)
  Communication &     - Director since      - Age 52
  Internet Services)  1993                  - Nominated for
- Age 57              - 89,602 shares       initial term
- Director since        beneficially owned  - 2,372 shares
1982                  - Owns .19% of          beneficially owned
- 225,910 shares        outstanding shares  - Owns .005% of
  beneficially owned                          outstanding shares
- Owns .48% of
  outstanding shares

[PHELPS L. LAMBERT    [RONALD B. LANKFORD   [LUCIEN H. MEIS]
PHOTO]                PHOTO]                LUCIEN H. MEIS
PHELPS L. LAMBERT     RONALD B. LANKFORD    -PRESIDENT, MEIS
- MANAGING PARTNER,   -RETIRED PRESIDENT &   VENTURES, INC.
 BUSH AND LAMBERT      COO, OLD NATIONAL     (Financial
 (Investments)         BANCORP               Investments)
- Age 52              - Age 66              - Age 65
- Director since      - Director since      - Director since
1990                  1994                  1985
- 253,863 shares      - 29,956 shares       - 80,954 shares
  beneficially owned    beneficially owned    beneficially owned
- Owns .54% of        - Owns .06% of        - Owns .17% of
  outstanding shares    outstanding shares    outstanding shares



[LOUIS L. MERVIS      [JAMES A. RISINGER    [JOHN N. ROYSE
PHOTO]                PHOTO]                PHOTO]
LOUIS L. MERVIS       JAMES A. RISINGER     JOHN N. ROYSE
-PRESIDENT, MERVIS    -CHAIRMAN, PRESIDENT  - RETIRED CHAIRMAN,
  INDUSTRIES, INC.      & CEO, OLD            OLD NATIONAL
  (Steel                NATIONAL BANCORP;     BANCORP
  Fabricating)          CHAIRMAN,           - Age 66
- Age 65                PRESIDENT & CEO,    - Director since
- Director since        OLD NATIONAL BANK   1985
1996                    (an Affiliate of    - 270,628 shares
- 1,099 shares          the Company)          beneficially owned
  beneficially owned  - Age 51              - Owns .58% of
  *                   - Director since        outstanding shares
- Owns .002% of       1997
  outstanding shares  - 35,870 shares
                        beneficially owned
                      - Owns .08% of
                        outstanding shares

[MAJORIE Z.           [KELLY N. STANLEY     [CHARLES D. STORMS
SOYUGENIC PHOTO]      PHOTO]                PHOTO]
MARJORIE Z. SOYUGENC  KELLY N. STANLEY      CHARLES D. STORMS
-EXECUTIVE DIRECTOR,  -PRESIDENT & CEO,     -PRESIDENT & CEO,
 WBH EVANSVILLE,       ONTARIO CORPORATION   RED SPOT PAINT &
 INC., WELBORN         Diversified           VARNISH CO., INC.
 FOUNDATION, INC.      Technology/           (Manufacturer of
 AND WELBORN BAPTIST   Manufacturing         Industrial
 FOUNDATION, INC.      Company)              Coatings)
 (Charity)            - Age 56              - Age 56
- Age 59              - Nominated for       - Director since
- Director since      initial term          1988
1993                  - 14,272 shares       - 47,225 shares
- 7,123 shares          beneficially owned    beneficially owned
  beneficially owned  - Owns .03% of        - Owns .10% of
- Owns .02% of          outstanding shares    outstanding shares
  outstanding shares


    The 22 Directors and Executive Officers of the Company as a group beneficially own 1,603,689 shares or 3.42% of the total outstanding shares.

---------------
* The Mervis Charitable Remainder Trust and the Ellen Joy Mervis Trust own 34,547 shares of common stock of the Company with respect to which Mr. Mervis disclaims beneficial ownership.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The Executive Officers of the Company are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

NAME                 AGE   OFFICE AND BUSINESS EXPERIENCE
----                 ---   ------------------------------
James A. Risinger    51    President of the Company since January 27, 2000, Chairman of the Board and Chief Executive Officer since 1998, Director since 1997, Executive Vice President from 1997 to 1998, and
                           Senior Vice President from 1993 to 1997.
William R. Britt     52    Senior Vice President of the Company since 1996 and Northern
                           Regional Executive of the Company since 1995. Currently,
                           Community President of Old National Bank, Terre Haute,
                           Indiana. Chairman of Palmer American National Bank
                           (Danville) 1990 to 1999, and President from 1990 to 1995.
Thomas F. Clayton    54    Executive Vice President of the Company since January 27,
                           2000, Southern Regional Executive from 1997 to 2000, and
                           Senior Vice President from 1991 to 2000.
Daryl D. Moore       42    Senior Vice President and Chief Credit Officer of the
                           Company since 1996 and Vice President and Chief Credit
                           Officer from 1995 to 1996. Executive Vice President and
                           Chief Credit Officer of Merchants National Bank (Terre
                           Haute) from 1993 to 1995.
David E. Eckerle     56    Senior Vice President of the Company since January 27, 2000,
                           Central Regional Executive since 1995 and Director since
                           1993. Currently, Community Chairman of Old National Bank,
                           Jasper, Indiana.
Michael R. Hinton    45    Executive Vice President of the Company since January 27,
                           2000, President of Old National Bank (Evansville) from 1993 to 2000.
John S. Poelker      57    Executive Vice President of the Company since January 27,
                           2000, Senior Vice President from 1998 to 2000, and Chief
                           Financial Officer since 1998. Previously, Chief Financial
                           Officer of American General Finance from 1996 to 1998, and
                           Chairman and CEO of Fleet Finance from 1993 to 1996.
Jeffrey L. Knight    40    Corporate Secretary of the Company since 1994 and General
                           Counsel since 1993.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The standing committees of the Board of Directors include an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and a Personnel Committee.

    When the Board is not in session, the Executive Committee has all of the power and authority of the Board except with respect to amending the Articles of Incorporation or By-Laws of the Company; approving an agreement of merger or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; recommending to the shareholders a dissolution of the Company or a revocation of such dissolution; declaring dividends; or authorizing the issuance or reacquisition of shares. The permanent members of the Executive Committee are James A. Risinger (Chairman), Richard J. Bond, Alan W. Braun, Wayne A. Davidson, Larry E. Dunigan, Ronald B. Lankford, Lucien H. Meis and John N. Royse. The Executive Committee held six meetings during 1999.

    The principal duties of the Audit Committee are to nominate the Independent Public Accountants for appointment by the Board; to meet with the Independent Public Accountants to review and approve the scope of their audit engagement and the fees related to such work; to meet with the Company's financial management, internal audit management and Independent Public Accountants to review matters relating to internal accounting controls, the internal audit program, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company and its affiliates; and to report to the Board periodically any conclusions or recommendations the Audit Committee may have with respect to such matters. The members of the Audit Committee are Alan
W. Braun (Chairman), David L. Barning, Larry E. Dunigan and Phelps L. Lambert. The Audit Committee held four meetings during 1999. At the end of each meeting, the members of the Audit Committee have the opportunity to meet privately with the Company's Independent Public Accountants with no officers or other personnel of the Company present.

    The principal duties of the Compensation Committee are to review corporate organizational structures; to review key employee compensation policies, plans and programs; to monitor performance and establish compensation of officers of the Company and other key employees; to prepare recommendations and periodic reports to the Board concerning such matters; and to function as the Committee administering the Company's Short Term Incentive Plan, Restricted Stock Plan, 1999 Equity Incentive Plan, Pension Restoration Plan and Deferred Compensation Plan. The current members of the Compensation Committee are Charles D. Storms (Chairman), Larry E. Dunigan, and Lucien H. Meis, none of whom is an officer or employee of the Company or any affiliate. The Compensation Committee met four times during 1999.

    The function of the Nominating Committee is to seek out, evaluate and recommend to the Board qualified nominees for election as Directors of the Company and to consider other matters pertaining to the size and composition of the Board. The members of the Nominating Committee are Charles D. Storms (Chairman), David L. Barning, Larry E. Dunigan, and Phelps L. Lambert. The Nominating Committee met one time in 1999. All nominations for election as Directors of the Company shall be made only by the Board of Directors in accordance with the Company's By-Laws. Each year the Nominating Committee makes a recommendation to the entire Board of Directors of nominees for election as Directors. The Nominating Committee will review suggestions from shareholders regarding nominees for election as Directors. All such suggestions from shareholders must be submitted in writing to the Nominating Committee at the Company's principal executive office not less than 120 days in advance of the date of the annual or special meeting of shareholders at which Directors shall be elected. All written suggestions of shareholders must set forth (i) the name and address of the shareholder making the suggestion, (ii) the number and class of shares owned by such shareholder, (iii) the name, address and age of the suggested nominee for election as Director, (iv) the nominee's principal occupation during the five years preceding the date of suggestion, (v) all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the suggested nominee, and (vi) such other information as the Nominating Committee may reasonably request. A consent of the suggested nominee to serve as a Director of the Company, if elected, must also be included with the written suggestion.

    The function of the Personnel Committee is to review and approve changes in the Company's employee benefit programs, plans and policies relating to personnel issues. The members of the Personnel Committee are Marjorie Z. Soyugenc (Chairman), David L. Barning,

Richard J. Bond, Alan W. Braun, Ronald B. Lankford, James A. Risinger, and Charles D. Storms. The Personnel Committee met two times during 1999.

                       MEETINGS OF THE BOARD OF DIRECTORS
                               AND DIRECTOR FEES

    The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 1999. All incumbent Directors attended 75% or more of the aggregate of the 1999 meetings of the Board and of the Board Committees to which they were appointed.

    All Directors of the Company received an annual retainer of $5,000 for serving as Directors. Directors not otherwise employed by the Company also received $750 for each Board of Directors meeting attended and $500 for each Committee meeting attended. Directors serving as a Committee Chairman received an additional annual retainer of $1,500.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is currently composed of three non-employee Directors who are not eligible to participate in any management compensation programs. The Committee is responsible for establishing all compensation for the Company's Executive Officers and for setting and administering the terms, policies and agreements related to other compensation components for the Company's Executive Officers. An independent compensation consulting firm, Hay Group, Inc., has been retained by the Company since 1982 to advise the Compensation Committee on all compensation matters.

COMPENSATION PRINCIPLES

    The Committee believes the most effective executive compensation program is one which provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing shareholder value. In this regard, the Committee believes executive compensation should be comprised of cash and equity-based programs which reward performance not only as measured against the Company's specific annual and long-term goals, but also which recognize that the Company operates in a competitive environment and that performance should be evaluated as compared to industry peers. With respect to equity-based compensation, an integral part of the Company's compensation program is the Restricted Stock Plan, which encourages the ownership and retention of the Company's common stock by key employees. In April 1999, Old National Bancorp shareholders adopted an Equity Incentive Plan, which authorizes the Compensation Committee to grant Incentive and Non-Qualified Stock Options in addition to other forms of equity compensation. The Committee did not issue any stock option grants in 1999. It is the Committee's intent to issue Non-Qualified Stock Option grants in 2001. The equity-based compensation plans ensure that employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's continued long-term success, and that the interests of employees are thereby aligned with those of the shareholders.

    The Company's executive compensation program is structured to help the Company achieve its business objectives by:

    - setting levels of compensation designed to attract and retain superior executives in a highly competitive environment;

    - providing incentive compensation that varies directly with both Company financial performance and individual contribution to that performance; and

    - linking compensation to elements which affect short- and long-term stock performance.

SALARIES

    The Compensation Committee establishes the salaries of the Chairman and CEO and the President and COO. The base salaries of the Company's next three highest paid senior executive officers are determined by the Compensation Committee with recommendations from the Chairman and President. The same compensation principles are applied in setting the salaries of all employees, including the Chairman, to ensure that salaries are fairly and competitively established. Salary ranges are determined for each executive position based upon survey data which is obtained from a relevant peer group and from the Hay Group, Inc. The Company uses the Hay Job Evaluation System to establish salary grades and ranges for each position based on the knowledge and problem-solving ability required to satisfactorily fulfill the position's assigned duties and responsibilities, its accountability and the impact on the operations and profitability of the Company. The Company's peer group consists of reasonably comparable regional bank holding companies. Relevant peer group data is used rather than the NASDAQ Bank Index because the peer group companies resemble more closely the asset size and operations of the Company. The peer group data is also used to validate and affirm recommendations presented by the Hay Group.

    From survey data, salary ranges are established each year for the Chairman and CEO and all other executive positions within the organization. These ranges are designed so that the mid-point of the salary range is approximately the average base salary paid to comparable positions across a broad spectrum of comparable companies. Within these established ranges, actual base salary adjustments are made periodically in accordance with the guidelines of the Company's salary administration program and performance review system. In 1999, the base salaries for the Executive Officers as a group and the Chairman and CEO were within the average salary ranges paid to executives in comparable positions with Companies in the Company's peer group. Continuous outstanding performance over an extended period of time could result in a salary at the top end of the established range whereas undistinguished performance could result in compensation at the lower end of the range.

SHORT TERM INCENTIVE PLAN

    The Company implemented a Short Term Incentive Plan (the "STIP") for certain key officers in 1996. The STIP provides for the payment of additional compensation in the form of cash incentive payments contingent upon the achievement of certain corporate goals and the achievement of certain business performance goals. The Plan provides for a seven-tiered incentive matrix based on specific corporate and shareholder-related performance goals relating to the Company's net income performance. Participants were assigned to one of the seven incentive matrices based upon their level of responsibility and expected level of contribution to the Company's achievement of its corporate goals. The incentive matrices used to determine the amount of awards, based upon the Company's and an individual participant's performances, range from 7.5% to 82.5% of a participant's base salary. The STIP incentive award opportunity for the Chairman and CEO ranges from 27.5% to 82.5% of base salary.

    Each fiscal year the Compensation Committee establishes threshold (minimum), target and maximum achievement levels under the STIP. If threshold performance is not achieved, there is no payment from the plan for that period, and if performance exceeds the threshold, actual incentive payments to participants will vary with the actual financial performance achieved compared to the Compensation Committee's goals. For 1999, the Company exceeded the established net income target, resulting in a payout to participating officers above the "target" level under the STIP. (See Summary Compensation Table on page 13).

RESTRICTED STOCK AWARDS

    Restricted stock awards are determined by the Compensation Committee. Awarded shares vest over a four year period. In 1999, a total of 63,258 shares of common stock of the Company were awarded under the Restricted Stock Plan, including 23,850 shares which were awarded to the five most highly compensated Executive Officers. Shares of restricted stock already held by the Executive Officers as a group and the Chairman and CEO were not considered by the Compensation Committee in its 1999 award determination. The amount of restricted stock earned by Executive Officers on an annual basis under the plan is based upon the Company's net income performance for the fiscal year compared to the target level established at the beginning of the fiscal year. In 1999, the net income goal established by the Compensation Committee was exceeded. However, the payout to participating officers was at the "target" level under the plan because the Company did not exceed the "target" by more than 3%. (See Summary Compensation Table on page 13).

    Each participant is granted a restricted stock award opportunity based on the executive's position in the organization and scope of responsibilities. Each fiscal year the Compensation Committee establishes threshold (minimum), target and maximum performance levels under the Restricted Stock Plan. If threshold performance is not achieved, there is no payment from the plan for that period, and if performance falls below certain levels, unvested shares can be fully or partially forfeited. If performance exceeds the threshold level, actual awards to participants will vary with the actual performance achieved compared to the annual goals. Participants can earn up to 150% of their base award. In 1999, the Chairman and CEO earned 100% of the restricted stock available to be awarded to him even though the Company exceeded its net income target level established by the Compensation Committee because the Company did not exceed the net income "target" by more than 3%.

DISCUSSION OF 1999 COMPENSATION FOR THE CHAIRMAN AND CEO

    Annually, the Compensation Committee receives an analysis from the Company's Vice President, Director of Human Resources, on all aspects of the Chairman and CEO's remuneration, including base salary, incentive opportunity, and the relationship of total compensation to the comparative survey data. When appropriate, the Compensation Committee may direct the Vice President, Director of Human Resources, to compile additional compensation information and comparisons. The Committee considers several factors in establishing the Chairman and CEO's compensation package. These include the Company's overall performance as measured by total shareholder return, adherence to the Company's strategic plan, the development of sound management practices and the development of a management succession plan. These factors were considered by the Committee in evaluating an increase in the Chairman and CEO's base salary in 1999.

SUMMARY

    The Committee has determined that Old National Bancorp's Executive Compensation programs, plans and awards for 1999 are well within conventional standards of reasonableness and competitive necessity and are clearly within industry norms and practices.

    In establishing executive compensation programs in the future, the Compensation Committee will continue to focus on specific corporate goals designed to promote the overall financial success of the Company, such as earnings per share and affiliate performance, which are expected to improve the return on shareholders' equity.

    In 1999, the Compensation Committee consisted of the following Directors:

    Charles D. Storms, Chairman
    Larry E. Dunigan
    Lucien H. Meis
    Lawrence D. Prybil

                           EXECUTIVE COMPENSATION AND
                               OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended December 31, 1999, 1998, and 1997, the cash compensation paid by the Company and its affiliates, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the next four most highly compensated Executive Officers of the Company in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL            LONG TERM
                                            COMPENSATION        COMPENSATION
                                        --------------------    ------------
                                                                    (C)             (D)
                                          (A)         (B)        RESTRICTED      ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS      STOCK AWARDS    COMPENSATION
---------------------------     ----     ------      -----      ------------    ------------
James A. Risinger*..........    1999    $430,006    $289,448      $144,018        $38,700
Chairman and CEO                1998     380,003     217,802        95,175         34,200
                                1997     215,911      50,804        53,894         20,908
Ronald B. Lankford*.........    1999    $364,214    $175,840      $269,811        $32,779
President and COO               1998     344,205     141,506        79,684         30,978
                                1997     316,707           0        48,965         28,504
Thomas F. Clayton...........    1999    $224,005    $107,979      $ 50,760        $19,620
Executive Vice President        1998     212,093      98,593        49,916         18,540
                                1997     197,006      27,121        36,363         17,191
Michael R. Hinton...........    1999    $204,151    $ 99,879      $ 64,530        $18,405
Executive Vice President        1998     181,887      65,781        65,914         16,370
                                1997     129,498      42,453        48,965         14,355
John S. Poelker.............    1999    $233,002    $115,407      $ 41,472        $16,310
Executive Vice President        1998     220,000      35,742        26,598              0
& CFO                           1997           0           0             0              0

---------------
(a) Salary reflects base compensation and income recognized in the form of Director fees paid by the Company or its affiliate banks during the indicated calendar years.

(b) These amounts represent bonuses payable pursuant to the Company's Short Term Incentive Plan (STIP) which is described on pages 10, 11 and 18 of this Proxy Statement.

(c) Restricted Shares awarded each year are based on the achievement of net income goals and vest over a four year period. The shares Itemized in this column (c) reflect the value of earned shares that have vested in 1999 that are no longer subject to forfeiture under the plan. The number and value of the total restricted stock awarded for vesting and still subject to partial forfeiture as of December 31, 1999 to the persons named are as follows:
    James A. Risinger 11,786 shares, $318,222; Ronald B. Lankford 0 shares, $0; Thomas F. Clayton 3,447 shares, $93,069; Michael R. Hinton 3,985 shares, $107,595; and John S. Poelker 3,780 shares, $102,060. Dividends are paid only on vested shares. See page 11 for a full discussion of the Restricted Stock Plan.

(d) All other compensation includes the following for Messrs. Risinger, Lankford, Clayton, Hinton and Poelker for 1999: (i) Company contribution to the Employee Stock Ownership Plan of Old National Bancorp of $14,400, for each named executive; and (ii) Company contribution to the Supplemental Deferred Compensation Plan of $24,300, $18,379, $5,220, $4,005, and $10,890
    respectively.

* As of January 1, 2000 Mr. Lankford retired as President and COO of the Company and as of January 27, 2000, Mr. Risinger became Chairman, President and CEO of the Company.

RETIREMENT PLAN

    The Old National Bancorp Employees' Retirement Plan (the "Retirement Plan") is a qualified, defined benefit, non-contributory pension plan covering substantially all employees of the Company and its subsidiaries and affiliates (collectively, "Affiliates") with one or more years of service with the Company or its Affiliates, and with credited service accruing from the date of employment, provided that the employee has not less than 1,000 hours of service (as defined in the plan) during such period.

    The Retirement Plan provides for the payment of monthly benefits in a fixed amount upon attainment of age 65. As a normal form of benefit, each eligible participant is entitled to receive a monthly pension for his or her life based on years of service and "average monthly compensation" (which excludes bonuses). In general, the formula for determining the amount of a participant's monthly pension is average monthly compensation multiplied by 1.45% for the first ten years of service, 1.65% for the next ten years of service, and 1.95% for the next fifteen years of service, less any amount related to Social Security earnings. In general, the amount of the reduction is .59% of average monthly compensation (up to a maximum of 125% of covered compensation) multiplied by all years of service up to 35 years of service. The standard retirement benefit for married participants is payable in the form of a joint and survivor annuity in an amount which is actuarially equivalent to the normal form of benefit. Instead of an annuity, participants may elect to receive a single sum cash settlement upon retirement in an amount which is actuarially equivalent to the participant's normal form of benefit.

    The amount of annual contribution attributable to specific individuals cannot be determined in a meaningful manner. The following table shows the estimated annual pensions payable to eligible employees upon retirement at age
65. The amounts shown do not reflect any reduction related to Social Security earnings or for the survivor benefit features of the Retirement Plan, the application of which would reduce the amount of pension payable.

                             PENSION PLAN TABLE (1)

        FINAL                                      YEARS OF SERVICE
       AVERAGE         -------------------------------------------------------------------------
       SALARY             5        10         15         20         25         30      35 & OVER
---------------------  -------   -------   --------   --------   --------   --------   ---------
$      100,000         $ 7,250   $14,500   $ 22,750   $ 31,000   $ 40,750   $ 50,500   $ 60,250
       150,000          10,875    21,750     34,125     46,500     61,125     75,750     90,375
       200,000          14,500    29,000     45,500     62,000     81,500    101,000    120,500
       250,000          18,125    36,250     56,875     77,500    101,875    126,250    150,625
       300,000          21,750    43,500     68,250     93,000    122,250    151,500    180,750
       350,000          25,375    50,750     79,625    108,500    142,625    176,750    210,875
       400,000          29,000    58,000     91,000    124,000    163,000    202,000    241,000
       450,000          32,625    65,250    102,375    139,500    183,375    227,250    271,125
       500,000          36,250    72,500    113,750    155,000    203,750    252,500    301,250
       550,000          39,875    79,750    125,125    170,500    224,125    277,750    331,375
       600,000          43,500    87,000    136,500    186,000    244,500    303,000    361,500

---------------
(1) The law in effect at December 31, 1999 prohibited the distribution of benefits from the Retirement Plan in excess of $130,000 per year expressed as a straight life annuity. It also prohibited compensation in excess of $160,000 to be used in the computation of the retirement benefit. Both amounts are indexed for inflation.

    1999 base salary figures for the Chairman and CEO and the next four most highly compensated Executive Officers of the Company are set forth in column (a) in the Summary Compensation Table on page 13. The credited years of service as of December 31, 1999, for each such Executive Officer are as follows: James A. Risinger -- 21; Ronald B. Lankford -- 43; Michael R. Hinton -19; Thomas F. Clayton -- 12; and John S. Poelker -- 1.

    For certain employees, in addition to the persons listed in the Summary Compensation Table, whose annual retirement income benefit under the Retirement Plan exceeds the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including, among others, the limitation that annual benefits paid under qualified defined benefit pension plans may not exceed $130,000) such excess benefits will be paid from the Company's non-qualified, unfunded, non-contributory supplemental retirement plan.

EMPLOYEE STOCK OWNERSHIP PLAN

    Effective January 1, 1998, the Company amended and restated the Employees' Savings and Profit Sharing Plan of Old National Bancorp ("Prior Plan") as the Old National Bancorp Employee Stock Ownership Plan ("ESOP") which is an employee stock ownership plan and a stock bonus plan. As such, it is designed to be invested primarily in common stock of the Company ("Common Stock.") In connection therewith, the "rollover contribution," "salary reduction contributions," "investment," and "prior plan" accounts of all participants under the Prior Plan, and all allocations to the Prior Plan on account of the plan year ended December 31, 1997, were spun off to a new plan, the Old National Bancorp Employees' Savings Plan ("Savings Plan"). All such accounts were fully vested and nonforfeitable, both prior to and at the time of their spin off from the Prior Plan to the Savings Plan. All amounts allocated to participants' "matching" and "profit sharing" accounts under the Prior Plan through December 31, 1997 remained under the Prior Plan and became the "matching" and "regular" contributions accounts, respectively, under the ESOP.

    The purpose of the ESOP is to enable participating employees of the Company and its Affiliates to share in the growth and prosperity of the Company, to provide participating employees with an opportunity to accumulate capital for their future economic security, to furnish additional security to participating employees who become totally and permanently disabled and to acquire beneficial stock ownership interests in the Company. Generally, all regular employees of the Company and its Affiliates who have completed twelve months of continuous service (as defined) consisting of at least 1,000 hours of service may participate in the ESOP.

    Under the terms of the ESOP, the Company contributes Common Stock of the Company or cash which is invested primarily in Common Stock. The Company may make "regular" and "matching" contributions to the ESOP. No participant contributions are allowed under the ESOP. Regular contributions are allocated to each participant who has completed 1,000 hours of service (as defined) during the year and is actually employed by the Company, or any of its Affiliates, on the last day of such year. The allocation is made in the proportion that the participant's compensation (as defined) for the year bears to the total compensation of all participants entitled to an allocation of the regular contribution for the year. The Board of Directors determines the amount of any regular contributions.

    Matching contributions are made in an amount necessary to match an amount of each eligible participant's eligible salary reduction contributions under the Savings Plan for a year determined under the following schedule based on the participant's years of service with the Company and its Affiliates:

                                                              MATCHED
                                                            PERCENTAGE
                  YEARS OF SERVICE                      OF SALARY REDUCTION
                  ----------------                      -------------------
0-4                                                              50%
5-9                                                              75%
10 or more                                                      100%

Up to 4% of a participant's salary reduction contributions are eligible for a matching contribution so long as the participant completes 1,000 hours of service in the year to which the matching contribution relates and is actually employed on the last day of such year.

    Participants are vested in their ESOP accounts on a graduated basis commencing with 20% after one year of "vesting service" (as defined) and reaching 100% after 5 years of service. Distributions to participants or their beneficiaries are made on termination of employment in a lump sum, periodic installments or a qualified joint and 50% survivor annuity. In general, distributions are made in the form of whole shares of Common Stock or cash, as elected by participants.

    After a participant has attained age 55 and completed 10 years of participation in the ESOP, he or she may elect to diversify his or her ESOP account by transferring to the Savings Plan up to 100% of the Common Stock allocated to the account. Any such transfer will be in cash at the fair market value of the shares of Common Stock to which the participant's diversification election relates.

    Participants have the right to direct the voting of the shares of Common Stock allocated to their accounts on all matters with respect to which the shares are entitled to vote. The ESOP's voting provisions require Old National Trust Company, the trustee of the ESOP and wholly-owned subsidiary of the Company, to vote the shares of Common Stock allocated to participants' accounts in accordance with the written instructions of the participants. These provisions also provide that, with respect to shares as to which no voting instructions have been received, and with respect to shares which have not yet been allocated to participants' accounts, the benefits committee under the ESOP will instruct the trustee to vote such shares in the same proportion that the allocated shares are voted by participant direction. However, applicable law requires the trustee to vote the shares in a manner which is consistent with its fiduciary obligations under the Employee Retirement Income Security Act ("ERISA"). Accordingly, if the trustee determines that, under the circumstances, voting instructions are inconsistent with the requirements of ERISA, the trustee will vote the shares in a manner which it determines to be consistent with ERISA.

SAVINGS PLAN

    The Savings Plan is a qualified salary reduction plan within the meaning of
Section 401(k) of the Code. Under the Savings Plan, all regular employees of the Company and its Affiliates who have completed 12 consecutive months of continuous service (as defined) consisting of at least 1,000 hours of service may participate in the Savings Plan. An employee who has satisfied this eligibility requirement may participate in the Savings Plan by directing his or her employer to make before-tax salary reduction contributions to the Savings Plan. Contributions may be directed in any integral percentage between 1% and 15% of the employee's basic compensation (as defined) subject to an annual dollar limitation under the Code (currently $10,000). Before-tax salary reduction contributions are fully vested at all times and are invested by participants in one or more of the four investment funds made available by Old National Trust Company, the trustee of the Savings Plan. Benefits are distributed from the Savings Plan in the form of a single lump sum, periodic installments or a qualified joint and 50% survivor annuity.

RESTRICTED STOCK PLAN

    The Company also sponsors the Old National Bancorp Restricted Stock Plan. The purpose of the Restricted Stock Plan is to promote the long-term profitability and success of the Company by providing equity interests in the Company to officers and key employees of the Company and its Affiliates. The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors.

    Generally, the Restricted Stock Plan provides for the granting of shares of Common Stock ("Restricted Stock") to an officer or key employee, subjecting the shares to a vesting schedule. The Restricted Stock is subject to a substantial risk of forfeiture. A grantee will forfeit his or her interest in the Restricted Stock if he or she terminates employment before the shares become vested and transferable. However, if a grantee ceases to be an employee prior to the end of the restriction period as the result of death, disability (as defined) or retirement (as defined), the Compensation Committee may, if it deems appropriate, direct that the grantee receive a greater number of shares of Common Stock than he or she is vested in, not to exceed the number of shares of Restricted Stock initially granted.

    A total of 50,000 shares of Common Stock may be awarded under the Restricted Stock Plan, subject to adjustment for changes in the capitalization of the Company. All awards are subject to the award agreement entered into between the Company and the grantee; however agreements may differ among employees.

EXECUTIVE DEFERRED COMPENSATION

    Supplemental Deferred Compensation Plan. Effective August 1, 1987, the Company adopted the Supplemental Deferred Compensation Plan for Select Executive Employees of Old National Bancorp and its Subsidiaries (the "Executive Plan"), in the form of an unfunded, non-qualified deferred compensation plan. The primary purpose of the Executive Plan is to enable participating executives to supplement their salary reduction contributions to the Savings Plan and to receive allocations of matching contributions which they are otherwise unable to receive under the Savings Plan due to the limitations imposed thereon by the Code. A participant may contribute up to 25% of his or her compensation (as defined) to the Executive Plan during any year. In addition, participants may defer up to 100% of any short term incentive payments. The Company also makes matching contributions to the Executive Plan on account of participants' salary reduction contributions thereunder. The amount of the Company's matching contributions for a year are equal to the matching contributions which would have been made under the matching contribution formula contained in the Savings Plan, reduced by the amount of matching contributions actually allocated to the participant's Savings Plan accounts for the year. The Company may also make contributions to the Savings Plan in such amounts as are determined by the Board of Directors.

    Participants in the Executive Plan are limited to officers and key employees of the Company and its Affiliates who are designated by the Compensation Committee. Benefits under the Executive Plan are provided without regard to any limitation imposed by the Code on benefits payable under qualified plans (such as the Savings Plan) and represent unfunded, unsecured, general contracted obligations of the Company. The Compensation Committee of the Board of Directors is responsible for administrating the Executive Plan.

    Pension Restoration Plan. Effective December 1, 1995, the Company adopted the Old National Bancorp Pension Restoration Plan, in the form of a non-qualified, unfunded deferred compensation plan. The purpose of the Restoration Plan is to restore to affected participants the difference between the amount of their benefits under the Retirement Plan and the benefit they would have received under the Retirement Plan were it not for the limits thereon imposed by the Code. Thus, the Restoration Plan provides a participant with an actuarial equivalent benefit in an amount equal to the difference between the monthly amount payable under the Retirement Plan without regard to any limitations on benefits imposed by the Code less the amount of the single life annuity benefit actually payable under the Retirement Plan. Benefits under the Restoration Plan are subject to the same vesting schedule that applies to benefits accrued under the Retirement Plan.

    Participants in the Restoration Plan are limited to officers and key employees of the Company, and its Affiliates who are designated by the Compensation Committee. Benefits under the Restoration Plan are provided without regard to any limitation imposed by the Code on benefits payable under qualified plans (such as the Retirement Plan) and represent unfunded, unsecured, general contractual obligations of the Company. The Restoration Plan is administered by the Compensation Committee of the Board of Directors.

SHORT TERM INCENTIVE PLAN

    In 1996, the Company implemented the STIP which provides for additional compensation in the form of cash incentive payments which are contingent on the achievement of certain corporate and individual performance goals. Participation in the STIP is limited to officers and key employees of the Company and its Affiliates based upon salary grade level and performance ratings. The STIP is administered by the Compensation Committee of the Board of Directors.

    The corporate and shareholder-related goals of the STIP are intended to challenge the Company's management to achieve higher performance levels given the facts and circumstances known to the Compensation Committee at the time the goals are established. At the beginning of each year, participants establish individual goals which are linked to the Company's business and strategic plans. The individual goals relate to the specific segments for which the participant has responsibility and are intended to challenge the participants to perform beyond expected levels of performance.

1999 EQUITY INCENTIVE PLAN

    In 1999, the Company implemented, with the approval of its Shareholders, the 1999 Equity Incentive Plan which provides additional compensation in the form of
(i) non-qualified stock options, (ii) incentive stock options, (iii) restricted stock, (iv) stock appreciation rights, and (v) performance units and performance shares to officers and key employees of the Company and its Affiliates. The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors.

    A total of 3,800,000 shares of Common Stock may be awarded under the Equity Incentive Plan, subject to adjustment for changes in the capitalization of the Company. All awards are subject to award agreements entered into between the Company and the grantee; however, agreements may differ among employees.

AGREEMENTS WITH CERTAIN OFFICERS

    The Company has entered into severance agreements with Messrs. Thomas F. Clayton, Michael R. Hinton, John S. Poelker, and James A. Risinger. Each executive is entitled to benefits under his severance agreement upon any termination of the executive's employment by the Company (except for, and as is more specifically described in each severance agreement, termination for cause, disability, voluntary retirement or death), or upon a termination of employment by the executive under certain circumstances specified in his severance agreement, during the one-year period following a change in control (as defined in the severance agreements) of the Company which occurs during the term of the severance agreement.

    In the event of a termination of employment, the executive will be entitled to receive a lump sum cash payment equal to the aggregate of: his then-effective base salary through the date of termination; all amounts due to the executive under the Company's accrued vacation program through the date of termination; and a certain amount under the Retirement Plan, as specified in his severance agreement. In addition, the Company must pay to the executive in a lump sum cash payment an amount equal to two times the average annual base salary paid to him by the Company in the three years preceding the date of termination. The severance agreements further require the Company to cause to be vested in each executive's name those awarded but unvested shares held in the executive's account in the Restricted Stock Plan, all amounts due the executive under the Company's Short Term Incentive Plan and to maintain in force for two years following the date of termination all employee welfare plans and programs in which the executive was entitled to participate immediately prior to such termination.

    The severance agreements provide for one year extensions by mutual agreement of the Company and the respective executives. With respect to Messrs. Clayton, Hinton, Poelker and Risinger, each of their severance agreements was extended by the Board of Directors in 1999 through December 31, 2001.

    The Company has entered into an employment agreement with John S. Poelker according to which the Company has agreed to employ Mr. Poelker through August 10, 2000 as its Senior Vice President and Chief Financial Officer. Under the employment agreement, the Company is required to pay Mr. Poelker an annual base salary of $220,000 and to permit Mr. Poelker to participate in the Company's executive incentive compensation programs, employee benefit plans and key management perquisites. The employment agreement with Mr. Poelker does not duplicate any benefits provided to him under his severance agreement with the Company.

    If the Company terminates Mr. Poelker's employment without cause, or if Mr. Poelker terminates his employment for cause, whether during the term or after the expiration of the employment agreement, then the Company must pay Mr. Poelker certain amounts (including the greater of his base salary for the remainder of the term of the employment agreement or his annual base salary) and cause all incentive compensation stock awards to become vested and nonforfeitable. If Mr. Poelker's employment is terminated by the Company for cause or by Mr. Poelker without cause, then the Company must pay him only his earned but unpaid compensation through the date of termination. If Mr. Poelker's employment is terminated because of his death or disability, then the Company must pay him his earned but unpaid compensation through the date of death or disability and will cause all incentive compensation stock awards to become vested and nonforfeitable.

                   SHAREHOLDER RETURN PERFORMANCE COMPARISONS

    The Company is required to include in this Proxy Statement a line graph comparing cumulative five-year total shareholder returns for the Company's common stock to cumulative total returns of a broad-based equity market index and a published industry index. In past years, the Company has compared its shareholder returns to the Russell 2000 Index and the NASDAQ Combined Financial Index. The Company now desires to compare shareholder returns on its common stock to the Russell 1000 Index and the NASDAQ Bank Index. Accordingly, this year the performance graph includes all of the foregoing Indices.

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 12/30/94)

                                    OLD NAT'L                                                 NASDAQ COMB.
                                     BANCORP          RUSSELL 1000        RUSSELL 2000            FIN'L            NASDAQ BANK
                                    ---------         ------------        ------------        ------------         -----------
1994                                 100.00              100.00              100.00              100.00              100.00
1995                                 102.44              136.84              126.20              143.71              147.80
1996                                 124.29              167.10              144.84              184.74              191.28
1997                                 163.71              221.36              174.55              289.96              318.69
1998                                 201.87              280.59              170.65              306.19              285.99
1999                                 188.85              339.32              207.09              404.63              269.40

    The comparison of shareholder returns (change in December year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 30, 1994, in common stock of each of the Company, the Russell 1000 Index, the NASDAQ Bank Index, the Russell 2000 Index and the NASDAQ Combined Financial Index, with investment weighted on the basis of market capitalization.

    The Company has determined to utilize the Russell 1000 Index rather than the Russell 2000 Index because the Company was included in the Russell 1000 Index in 1999. The Company also has determined to utilize the NASDAQ Bank Index rather than the NASDAQ Combined Financial Index because it believes the companies included in the NASDAQ Bank Index more closely resemble the Company in terms of asset size and services offered than the companies included in the NASDAQ Combined Financial Index.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Officers and Directors of the Company are at present, as in the past, customers of one or more of the Company's affiliate banks and have had and expect in the future to have similar transactions with the affiliate banks in the ordinary course of business. In addition, some of the Officers and Directors of the Company are at present, as in the past, officers, directors or principal shareholders of corporations which are customers of these affiliate banks and which have had and expect to have transactions with the affiliate banks in the ordinary course of business. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    During 1999, the Company paid approximately $1,966,322 for engineering, design and construction services to Industrial Contractors, Inc. in connection with its role as general contractor for renovations to the Old National Bank Tower, renovations to the Operations Center in Evansville, renovations to the 501 Main Financial Center, and for work at other Old National Bank branch locations. Alan W. Braun, President of Industrial Contractors Inc., is a Director of the Company.

                      ITEM 2. AMENDMENT OF THE ARTICLES OF
                           INCORPORATION TO INCREASE
                       AUTHORIZED SHARES OF COMMON STOCK

    Description of the Proposed Amendment of Article V

    At a meeting held on January 27, 2000, the Company's Board of Directors unanimously adopted resolutions approving and recommending to Shareholders, an amendment to Article V, Section 1 of the Company's Articles of Incorporation which would increase the authorized shares of the Company's common stock from 75,000,000 to 150,000,000 shares, without par value (the "Amendment"). No change is being proposed to the Company's preferred stock. The complete text of Section 1 of Article V, as amended, reads as follows:

    SECTION 1. NUMBER. The total number of shares of capital stock which the Corporation has authority to issue is 152,000,000 shares, all of which shall be divided into two classes of shares to be designated "Common Stock" and "Preferred Stock," respectively, as follows:

        150,000,000 shares of Common Stock, without par value; and

        2,000,000 shares of Preferred Stock, without par value

    On February 14, 2000, the number of the Company's outstanding shares of common stock was 46,832,593; the number of shares of common stock reserved for issuance under the Company's Dividend Reinvestment and Stock Purchase Plan was 500,000. As of February 14, 2000, there were also 1,040,391 shares of the Company's common stock reserved for issuance upon conversion of the Company's 8% Convertible Subordinated Debentures and 3,800,000 shares of the Company's common stock reserved for issuance under the Restricted Stock Plan and Equity Incentive Plan. As of February 14, 2000, there were also 12,488,000 shares of the Company's common stock reserved for issuance in connection with the Company's acquisition of ANB Corporation, Heritage Financial Services, Inc. and Permanent Bancorp, Inc. Consequently, 10,339,016 authorized shares of common stock remain available for future issuance.

    Discussion of the Proposed Amendment of Article V

    The Board has concluded that it is in the best interests of the Company and its Shareholders to increase the amount of the Company's authorized capital stock at this year's Annual Meeting of Shareholders. The additional shares of Common Stock authorized by the Amendment would be available for general corporate purposes, including, but not limited to, acquisitions, financings, employee stock incentive plans, stock dividends or stock splits. Other than issuances of Common Stock in connection with such general purposes and the Company's Dividend Reinvestment and Stock Purchase Plan, Convertible Subordinated Debentures and executive compensation and employee benefit plans, as well as the proposed acquisition of Permanent Bancorp, Inc. discussed below, the Company has no plans, understandings or agreements at this time to issue any additional shares of its Common Stock.

    The Company regularly engages in preliminary discussions with other financial services companies regarding possible acquisitions (which may or may not involve the issuance of common stock of the Company), as well as has in the past entered into definitive agreements regarding acquisitions of other financial services companies. The Company and Permanent Bancorp, Inc. have signed a definitive agreement which provides for an exchange of all outstanding Permanent Bancorp shares for approximately 3,097,000 shares of common stock of the Company, subject to certain adjustments.

    If the Amendment is adopted by the Shareholders, the Board of Directors could authorize the issuance of any authorized but unissued shares of Common Stock on terms determined by it without further action by the Shareholders, unless the shares were issued in a transaction requiring Shareholder approval. All attributes of the additional shares of Common Stock would be the same as those of the existing shares of authorized and unissued Common Stock.

    Under the Company's Articles of Incorporation, the Shareholders of the Company have no pre-emptive rights to subscribe to or purchase any shares of Common Stock or other securities of the Company. Shareholders should also note that issuance of additional shares of common stock other than on a pro-rata basis to all current Shareholders would reduce the proportionate interests in the Company held by current Shareholders.

    The Amendment is not intended as an anti-takeover provision, but it may have an anti-takeover effect. Although the Board presently has no intention of doing so, the authorized but unissued Common Stock could be used to discourage or render more difficult certain takeover attempts of the Company through the issuance of a number of shares sufficient to dilute the interests of a person seeking control or to increase the total amount of consideration necessary for a person to obtain control of the Company.

    The Board unanimously recommends that the Shareholders vote "FOR" approval of the Amendment. Assuming a quorum is present at the Annual Meeting of Shareholders, the Amendment will be approved by the Shareholders if the votes cast in favor of the Amendment at the Annual Meeting exceed the votes cast against the Amendment. If sufficient votes are received, the Amendment will become effective upon the filing of Articles of Amendment to the Company's Articles of Incorporation with the Indiana Secretary of State.

                   ITEM 3. RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors proposes the ratification by the Shareholders at the Annual Meeting of the appointment of PricewaterhouseCoopers LLP, certified public accountants, as independent public accountants for the Company and its Affiliates for the fiscal year ending December 31, 2000. Although ratification by the Shareholders of the Company's independent public accountants is not required, the Company deems it desirable to continue its established practice of submitting such selection to the Shareholders. In the event the appointment of PricewaterhouseCoopers LLP, is not ratified by the Shareholders, the Board of Directors will consider appointment of other independent public accountants for the fiscal year ending December 31, 2000. A representative of PricewaterhouseCoopers, will be present at the Annual Meeting and will have the opportunity to make a statement or respond to any appropriate questions that Shareholders may have.

    Effective July 22, 1999, the Board of Directors of the Company dismissed Arthur Andersen LLP as its independent public accountants. The Audit Committee of the Board of Directors of the Company approved this action. In connection with the audits of the Company's financial statements as of December 31, 1998, and 1997 and for the years then ended and through the period June 30, 1999, there were no disagreements between the Company and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports of financial statements. Arthur Andersen's reports on the Company's financial statements as of December 31, 1998 and 1997 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

                           SHAREHOLDER PROPOSALS FOR
                            THE 2001 ANNUAL MEETING

    Proposals submitted by Shareholders to be presented at the 2001 Annual Meeting must be received by the Company at its principal executive office no later than November 14, 2000, to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting. Any such proposals should be sent to the attention of the Corporate Secretary of the Company, P. O. Box 718, Evansville, Indiana 47705-0718.

                                 VOTE REQUIRED

    The nominees for election as Directors of the Company named in this Proxy Statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.

                                 ANNUAL REPORT

    UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER WHO DOES NOT OTHERWISE RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999. ADDRESS ALL REQUESTS TO:

RONALD W. SEIB
VICE PRESIDENT AND CONTROLLER
OLD NATIONAL BANCORP
P. O. BOX 718
EVANSVILLE, INDIANA 47705-0718

                                 OTHER MATTERS

    The Board of Directors of the Company does not know of any matters for action by Shareholders at the 2000 Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting of Shareholders. However, the enclosed Proxy will confer upon the named Proxies discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof (or with respect to which the Company did not have notice at least 45 days before the date on which the Company first mailed its proxy materials for the 1999 annual meeting of shareholders) and which may properly come before the Annual Meeting. It is the intention of the persons named as Proxies to vote pursuant to the Proxy with respect to such matters in accordance with their best judgment.

    The cost of soliciting Proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, Proxies may be solicited personally by Directors and Officers of the Company and its subsidiaries, by telephone or in person, but such persons will not be specially compensated for their services. No solicitations will be made by specially engaged employees of the Company or other paid solicitors.

    It is important that Proxies be returned promptly. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND RETURN THEIR PROXIES IN ORDER THAT A QUORUM FOR THE MEETING MAY BE ASSURED. Return may be made in the enclosed envelope, to which no postage need be affixed.

                                            By Order of the Board of Directors

                                            Jeffrey L. Knight
                                            Corporate Secretary

                          [OLD NATIONAL BANCORP LOGO]

                           PROXY SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS
                            OF OLD NATIONAL BANCORP

     The undersigned hereby appoints Stephan E. Weitzel and John A. Witting, and each of them, singly, as Proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of OLD NATIONAL BANCORP held of record by the undersigned on February 14, 2000, and which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders to be held on April 20, 2000, and all adjournments thereof.



1.   ELECTION OF DIRECTORS:
     01-David L. Barning    05-Larry E. Dunigan    09-Ronald B. Lankford   13-John N Royse
     02-Richard J. Bond     06-David E. Eckerle    10-Lucien H. Meis       14-Majorie Z. Soyugenc
     03-Alan W. Braun       07-Andrew E. Goebel    11-Louis L. Mervis      15-Kelly N. Stanley
     04-Wayne A. Davidson   08-Phelps L. Lambert   12-James A. Risinger    16-Charles D. Storms

2. Approval of the Amendment to Article V of Old National Bancorp's Articles of Incorporation to increase Authorized Common Stock from 75,000,000 to 150,000,000.

3. Ratification of the appointment of PricewaterhouseCoopers, LLP, as Independent Public Accountants of OLD NATIONAL BANCORP and its subsidiaries for the fiscal year ending December 31, 2000.

4 The Proxies are hereby granted authority to vote, in their discretion, upon such other business as may properly come before the annual meeting.

--------------------------------------------------------------------------------
                              FOLD HERE AND DETACH

           [OLD NATIONAL BANCORP LOGO]

                     PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE ITEMS LISTED BELOW.

          (Mark "X" for only one box.)

1. [ ] FOR ALL NOMINEES LISTED HEREIN
       (except as indicated below)

   [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

       INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
       ANY INDIVIDUAL NOMINEE, WRITE NUMBER(S) OF SUCH
       NOMINEE(S) BELOW.

       USE NUMBER ONLY
                      ---------------------------------

2.   FOR                AGAINST              ABSTAIN
     [ ]                 [ ]                  [ ]

3.   FOR                AGAINST              ABSTAIN
     [ ]                 [ ]                  [ ]






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Signature(s)                            Date


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Signature(s)                            Date

Joint owners should each sign personally. Trustees, corporate officers, and others signing in a representative capacity should indicate the capacity in which they sign.


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                (Daytime Telephone Number)